Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange act of 1934, the undersigned agree, as of February 5, 2019, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need to be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Boston Omaha Corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 99.1 is filed on behalf of each of the undersigned.

Dated:	February 5, 2019

BOULDERADO PARTNERS, LLC

By:	Boulderado Capital, LLC

By:	/s/ Alex B. Rozek
Alex B. Rozek, Managing Member

BOULDERADO CAPITAL, LLC

By:	/s/ Alex B. Rozek
Alex B. Rozek, Managing Member

BOULDERADO GROUP, LLC

By:	/s/ Alex B. Rozek
Alex B. Rozek, Managing Member

ALEX B. ROZEK

/s/ Alex B. Rozek
Alex B. Rozek